UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2020

Cohu, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	COHU	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

The Compensation Committee of the Board of Directors of Cohu, Inc. (the “Company”) recently undertook, in consultation with its outside compensation advisory firm, Compensia, a review of its executive agreements. The objective of this review was to independently benchmark, assess best practices and develop standard agreements to be implemented as the Committee deemed appropriate among the Company’s executive officers. The Committee has approved a form of executive severance agreement (the “Severance Agreement”) and form of change in control agreement (the “Change in Control Agreement”) for certain of the Company’s executive officers (each, an “Executive”), as described below. The Company first entered into the Severance Agreements and Change in Control Agreements on September 8, 2020.

The Severance Agreement provides that if an Executive’s employment is terminated by the Company without Cause, or only in the case of Mr. Luis Müller, if he voluntarily resigns for Good Reason, then, subject to the Executive’s continued compliance with the obligations set forth in the Executive’s Confidentiality and Inventions Agreement and the Executive’s signing and not revoking a separation agreement and release of claims, the Executive would be entitled to: (1) any expense reimbursements, wages and other benefits due to Executive under any Company-provided plans, policies and arrangements (the “Accrued Amounts”); (2) a lump sum payment equal to a multiplier (as summarized below) multiplied by the Executive’s annual base salary; and (3) reimbursement for the Executive’s COBRA continuation premiums for the Premium Payment Period (as summarized below). If an Executive’s employment with the Company terminates (A) voluntarily by the Executive (other than for Good Reason in the case of Mr. Müller), (B) for Cause by the Company, or (C) due to Executive’s death or disability, the Executive would not be entitled to receive any severance payments, but in the event of death their estate would be eligible for a pro-rata incentive bonus for the fiscal year in which the termination date occurs.

The Change in Control Agreement provides that if an Executive’s employment is terminated by the Company without Cause or the Executive voluntarily resigns for Good Reason, in either case beginning sixty (60) days preceding the date of an event constituting a Change in Control and ending on the second anniversary of the date of the event constituting such Change in Control, then, subject to the Executive’s continued compliance with the obligations set forth in the Executive’s Confidentiality and Inventions Agreement and the Executive’s signing and not revoking a separation agreement and release of claims, the Executive would be entitled to: (1) the Accrued Amounts; (2) a lump sum payment equal to a multiplier (as summarized below) multiplied by the Executive’s annual base salary; (3) a lump sum payment equal to a multiplier (as summarized below) multiplied by the Executive’s target bonus amount in the year of termination; (4) a lump sum payment equal to the pro-rated portion of Executive’s target bonus amount for the fiscal year in which the termination date occurs; (5) reimbursement for the Executive’s COBRA continuation premiums for the Premium Payment Period (as summarized below); and (6) all of Executive’s then unvested awards relating to the Company’s common stock or equivalent equity awards as assumed, continued or substituted for by an Acquiror, whether stock options, shares of restricted stock, restricted stock units, performance share units, or otherwise, outstanding as of the Termination Date would become vested in full. If an Executive’s employment with the Company terminates (A) voluntarily by the Executive, other than for Good Reason, (B) for Cause by the Company, or (C) due to Executive’s death or disability, the Executive would not be entitled to receive any severance payments, but in the event of death their estate would be eligible for a pro-rata incentive bonus for the fiscal year in which the termination date occurs.

Capitalized terms as used in the preceding two paragraphs are defined in the Agreements. The Agreements have a three (3) year Initial Term and will be automatically extended for successive two (2) year periods, unless either party has delivered written notice to the other party no later than six (6) months prior to the completion of the then effective Term that the Agreement will not be extended.

Summary:
	Severance Agreement		Change in Control Agreement
Named Executive Officer	Multiplier	COBRA Premium Payment Per.	Multiplier	COBRA Premium Payment Per.
Luis A. Müller, CEO and President	150%	18 months	200%	24 months
Jeffrey D. Jones, Chief Financial Officer	100%	12 months	150%	18 months
Christopher G. Bohrson, SVP and General Manager, Test Handler Group	100%	12 months	150%	18 months
Thomas D. Kampfer, VP Corporate Development, General Counsel and Secretary	100%	12 months	150%	18 months

Regarding Mr. Pascal Rondé, SVP Global Customer Group, his severance and change in control benefits will remain unchanged, and as stated in the Company’s most recent definitive proxy statement, dated March 25, 2020.

The Severance Agreement and Change in Control Agreement, when executed by the individual Executive, superseded any prior severance agreements and change in control agreements with the Executive.

The foregoing description of the Severance Agreements and Change in Control Agreements are not complete and are qualified in their entirety by reference to the full text of the Agreements. Copies of the Severance Agreements and Change in Control Agreements, as signed by each Executive, will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

September 11, 2020	By:	/s/ Jeffrey D. Jones
Name: Jeffrey D. Jones
Title: Chief Financial Officer